UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Gary E. Pechter (age 53) was elected as our secretary effective November 8, 2005. Mr. Pechter joined The Inland Group, Inc. (TIGI) in February 1985. He is currently Senior Vice President of TIGI and Senior Counsel with The Inland Real Estate Group (TIREG) law department.  Mr. Pechter is involved in all aspects of TIGI’s business, including real estate acquisitions and financings, sales, securities laws, corporate governance matters, leasing and tenant matters, litigation management and supervisory responsibilities of paralegals and younger attorneys in TIREG’s law department.  He received his B.S. Degree in Psychology from the University of Illinois at Champaign in 1972 and a J.D. from the John Marshall Law School in 1977.  Prior to joining TIGI, Mr. Pechter worked for MAT Associates, a hotel developer and Pioneer National Title Insurance Company.  He is also a licensed real estate broker.

Our existing secretary, Scott W. Wilton resigned as of November 8, 2005 to pursue other opportunities within the Inland organization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Principal Financial Officer
Date:	November 8, 2005